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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         -------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                       ----------------------------------


       Date of Report (Date of earliest event reported): FEBRUARY 19, 1997
                                                         -----------------


                                 SELFCARE, INC.
               (Exact name of Registrant as specified in charter)

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
         DELAWARE                                   0-20871                                 04-3164127
----------------------------                  ------------------------                  -------------------
(State or other jurisdiction                  (Commission file number)                    (IRS employer
        of incorporation)                                                               identification no.)
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                200 PROSPECT STREET, WALTHAM, MASSACHUSETTS 02154
                -------------------------------------------------
               (Address of principal executive offices) (Zip Code)


                                 (617) 647-3900
                                 --------------
              (Registrant's telephone number, including area code)



                        There are 6 pages in this Report.

                                   Page 1 of 6


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ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

Acquisition of Nutritional Supplement Lines
-------------------------------------------

     On February 19, 1997, the Company, through a newly-formed subsidiary (the "Acquisition Subsidiary"), acquired the U.S. rights to several nutritional supplement product lines (the "Nutritional Supplement Lines") from American Home Products Corporation ("AHP"). As consideration for the Nutritional Supplement Lines, the Acquisition Subsidiary paid to AHP $30.0 million in cash and the Company issued to AHP a $6.0 million promissory note (the "AHP Note"). The Company funded the cash portion of the purchase price with a credit facility (the "Acquisition Facility") consisting of a $25.0 million term loan (the "AHP Term Loan") and a $5.0 million bridge loan (the "AHP Bridge Loan") made to the Acquisition Subsidiary by Fleet National Bank ("Fleet"). The AHP Note is due on the first anniversary of the closing of the Nutritional Supplement Lines Acquisition and bears interest payable quarterly at a rate of 7.0% per annum.

     The Nutritional Supplement Lines include Stress Tabs(R), Ferro-Sequels(R), Posture(R), Protegra(TM), Allbee(R), and Z-Bec(R). The Nutritional Supplement Lines had domestic sales of approximately $24.0 million in 1996. The Stress Tabs, Allbee and Z-Bec product lines included in the Nutritional Supplement Lines currently represent, according to industry resources, approximately a 29.0% share of the B-Complex Vitamin category sold through U.S. drug, food and mass-merchandising retail chains.


ITEM 5.  OTHER EVENTS
         ------------

     On February 19, 1997, the Company and the Acquisition Subsidiary entered into a credit agreement (the "Credit Agreement") with various lenders party thereto from time to time and Fleet National Bank, as agent, to provide for borrowings to finance the acquisition of the Nutritional Supplement Lines and to provide the Acquisition Subsidiary with working capital. The Credit Agreement provides for (a) a secured term loan (the "AHP Term Loan"), (b) a short term secured bridge loan (the "AHP Bridge Loan" and, together with the AHP Term Loan, the "Acquisition Facility"), and (c) a secured revolving credit line in an amount up to $5,000,000 (the "Credit Line").

     The AHP Term Loan has a five-year term, with quarterly amortization of principal at annual rates ranging from $3.0 million to $5.0 million, and a $6.5 million balloon payment at maturity. In addition to this amortization schedule, the Acquisition Subsidiary is required to make mandatory prepayments of the AHP Term Loan at the end of each fiscal year, in an amount equal to 50% of the excess of (i) its earnings before interest, taxes, depreciation and amortization ("EBITDA") for such fiscal year over (ii) principal payments on the AHP Term Loan, cash interest and tax expense, capital expenditures and any change in working capital.


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These prepayments will be applied in the inverse order of the established amortization schedule. The AHP Term Loan at the Company's election, bears interest at an annual floating rate equal to either LIBOR plus two percent, or Fleet's Prime Rate. The AHP Bridge Loan is due June 3, 1997, and at the company's election, bears interest at an annual floating rate equal to either LIBOR plus 3.5 percent or Fleet's Prime Rate plus 1.5 percent. If the AHP Bridge Loan has not been repaid or refinanced by May 3, 1997, Selfcare will be required to maintain a minimum of $5.0 million in cash or liquid investments. As of December 31, 1996, the Company had approximately $16.5 million in cash and liquid investments. If the AHP Bridge Loan has not been repaid or refinanced at maturity, Selfcare would have the option of extending the loan with cash pledged to collateralize a like amount.

     In connection with the Acquisition Facility, the Acquisition Subsidiary has obtained from Fleet a $5.0 million revolving credit line (the "Credit Line"). The Credit Line at the Company's election, bears interest at an annual floating rate equal to either LIBOR plus 1.75 percent or Fleet's Prime Rate and matures in three years. The Company has a limited number of LIBOR rate options for the AHP Term Loan, the AHP Bridge Loan, and the Credit Line. Each LIBOR rate option must be exercised for a period between one month and 12 months and must cover a minimum of $1.0 million of the loan. The Acquisition Facility and the Credit Line are secured by a first priority lien on all of the Acquisition Subsidiary's assets and a guaranty by the Company that is secured by a first priority lien on substantially all the Company's U.S. assets.

     The Acquisition Facility and the Credit Line impose certain financial covenants on the Acquisition Subsidiary, including (i) requirements to maintain minimum EBITA levels of $2.3 million per quarter beginning with the quarter ended June 30, 1998 and $2.475 million per quarter beginning with the quarter ended June 30, 1999 and not to exceed certain ratios of total indebtedness to EBITDA, beginning with the quarter ended December 31, 1997, at which time the ratio of total indebtedness to EBITDA can not exceed 3.75 to 1, (ii) limits on capital expenditures of $250,000 per year, (iii) a requirement to maintain a ratio of EBITDA to fixed charges of not less than 1.25 for any quarter beginning with the quarter ending March 31, 1998, and (iv) a requirement of a positive net income for any quarter. The Acquisition Subsidiary has also agreed to restrictions on (x) acquisitions, mergers or joint ventures without Fleet's consent, (y) material asset sales and other payments, and (z) dividends and distributions. Further, the Company, as guarantor of the Acquisition Subsidiary's debt under the Acquisition Facility and the Credit Facility, is subject to a limited number of covenants, none of which are financial maintenance covenants, including a requirement to provide Fleet with periodic financial statements and other information and a prohibition on the Company permitting other liens on its U.S. assets. The Company also will be limited in its ability to receive dividends and distributions from the Acquisition Subsidiary. In addition, an event of default shall be deemed to have occurred under the Acquisition Facility and the Credit Line if any three of Ron Zwanziger, Kenneth D. Legg, Richard A. Pinkowitz, Anthony H. Hall and Gary E. Long cease to be employed by the Company or the Acquisition Subsidiary in positions comparable to their current positions. Messrs. Zwanziger, Legg, Pinkowitz and Hall are


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officers of the Company. Mr. Long joined the Company in February 1997 and has responsibility for the operation of the Nutritional Supplement Lines business. In addition, the Acquisition Subsidiary was required, at the time of the closing of the Acquisition Facility, to have a proforma capital base of at least $9.5 million. This requirement was satisfied through a combination of (i) the Company's obligations under the AHP Note, (ii) a $2.0 million subordinated loan by the Company to the Acquisition Subsidiary and (iii) the Company's capital contribution of approximately $1.5 million to be used to pay expenses incurred in connection with the completion of the acquisition of the Nutritional Supplement Lines. The Company and the Acquisition Subsidiary have paid Fleet fees and expenses totaling approximately $350,000 in connection with the Acquisition Facility and the Credit Facility. As of the date hereof, the Acquisition Subsidiary has not drawn down on the Credit Line. The Company may prepay the AHP Note and the AHP Bridge Loan at any time.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

     (a)  Financial Statements of Business Acquired
          -----------------------------------------

          At the time of filing of this Form 8-K it is impracticable for the Company to provide the required financial statements of the Nutritional Supplement Lines. Such financial statements will be filed by amendment not later than May 5, 1997, in accordance with Item 7, paragraph (a)(4) of Form 8-K.

     (b)  Pro Forma Financial Information
          -------------------------------

          At the time of filing of this Form 8-K it is impracticable for the Company to provide the pro forma financial information that would be required pursuant to Article 11 of Regulation S-X with respect to the acquisition of the Nutritional Supplement Lines. Such financial information will be filed by amendment not later than May 5, 1997, in accordance with Item 7, paragraph (b)(2) of Form 8-K.



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     (c)  Exhibits
          --------

          2.1 Asset Purchase Agreement, dated as of January 14, 1997, by and between American Home Products Corporation, American Cyanamid Company, A.H. Robins Company, Incorporated and Selfcare Inc. and Selfcare Acquisition Corp. (incorporated by reference to Exhibit
               10.53 to the Company's Registration Statement on Form SB-2,
               No. 333-19911).

          10.1 Credit Agreement, dated as of February 19, 1997, by and among Selfcare, Inc., Selfcare Acquisition Corp., the Lenders from time to time party thereto and Fleet National Bank, as agent.




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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: March 5, 1997                SELFCARE, INC.



                                   /s/ Kenneth D. Legg
                                   ---------------------------------------------
                                   Kenneth D. Legg
                                   Vice President, U.S. Operations and Secretary




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